EXHIBIT 10.3

AquaBounty Technologies Inc.

FORM OF STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of                          by and between AquaBounty Technologies Inc., a Delaware corporation (the “Company”), and                         , an individual (“Optionee”), with respect to options to purchase shares of the Company’s Common Stock pursuant to the AquaBounty Technologies Inc. 2006 Equity Incentive Plan (the “Plan”). All capitalized terms used herein and not defined shall have the meaning set forth in the Company’s 2006 Equity Incentive Plan.

1. Grant of Option. Pursuant to resolutions of the Company’s Board of Directors (the “Board”), the Company hereby grants to Optionee an option (the “Option”) to purchase shares of the Company’s Common Stock upon the terms and conditions hereinafter set forth and as set forth in the Plan. The number of shares to be purchased upon exercise of the Option, subject to adjustment as provided herein (the “Shares”), are set forth on Exhibit A hereto. The Option is intended to be: (Check One)

☐ - a nonstatutory option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

☐ - an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercise Price. The exercise price of the Option (the “Exercise Price”) is as set forth on Exhibit A hereto (being not less than the fair market value of a share of Common Stock on the date the Option is granted), subject to adjustment as provided herein.

3. Exercise Period. The Option granted hereby shall be exercisable for a period or periods of time, commencing on the exercise date or dates (each, an “Exercise Date”) as set forth on Exhibit A hereto and continuing until such date or dates as set forth on Exhibit A (each, an “Expiration Date”), unless it sooner terminates or expires as provided in Section 7 hereof.

4. Manner of Exercise. The Option granted hereby to the extent exercisable may be exercised in lots of 100 Shares or multiples thereof during the applicable Exercise Period (as defined below), by written notice delivered to the Chief Financial Officer of the Company. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the purchase price in full in cash. As soon as practicable after any such exercise of the Option, the Company shall issue and register in the name of and deliver to Optionee a certificate or certificates for the Shares issuable upon such exercise; provided that, if any law or regulation requires the Company to delay, or to take any action with respect to such Shares before, the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary until such requirement is met; and provided further that the Company shall have no obligation to deliver any such certificate unless and until appropriate provision has been made for any withholding taxes in respect of such exercise. If permitted by and subject to applicable law, the payment of the purchase price may also be made on a cashless exercise basis by delivery to the Chief Financial Officer of the Company of a properly executed

AquaBounty Technologies

notice, directing the Company to withhold from the number of Shares to be issued upon exercise a sufficient number of Shares to satisfy the purchase price (based upon the fair market value of a share of Common Stock on the Exercise Date). A cashless exercise may also be effected using broker-assistance by delivering a properly executed notice to the Chief Financial Officer of the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of the proceeds of the sale of the Shares issued pursuant to the exercise of the Option or loan proceeds from the brokerage firm to pay the purchase price, and, if requested by the Company, the amount of any required federal, state, local or foreign withholding taxes. The term “Exercise Period” with respect to the Option or any applicable portion thereof shall mean such period of time from the Exercise Date on which the Option or the applicable portion becomes exercisable as provided in Section 3 hereof through the Expiration Date, unless the Option sooner terminates or expires as provided in Section 7 hereof.

5. Adjustment Provisions. If, at any time or from time to time from the date of grant through the end of the Exercise Period, any of the following events shall occur, the Exercise Price and the number of and kind of Shares then subject to the Option shall in each instance be adjusted as follows:

(a) Stock Dividends, Split-Ups and Combinations

If a change is effected in the number of outstanding shares of Common Stock by a stock dividend in Common Stock or by a subdivision or combination of such shares, the Exercise Price shall be proportionately reduced or increased, as the case may be, so that it will bear the same ratio to the Exercise Price in effect immediately before such change as the number of shares outstanding immediately before such change bears to the number of shares outstanding immediately thereafter.

(b) Adjustment of Number of Optioned Shares

Upon any adjustment of the Exercise Price as provided above, the number of Shares subject to the Option shall be increased or decreased, as appropriate, so that the total purchase price that would be payable upon exercise of the Option, to the extent not previously exercised, shall be the same immediately after the adjustment as the total purchase price payable upon such exercise of the Option, immediately before the adjustment.

(c) Other Changes in Capital Structure

In the case of any reclassification or other change in the outstanding Common Stock not covered by the foregoing provisions, other than a change in par value, or from par value to no par value, or from no par value to par value, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Company), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Optionee shall have the right, upon exercise of Option, to receive solely a like amount and kind of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as Optionee would have been entitled to

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receive if the Option, to the extent not previously exercised, had been exercised in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and the Board shall adjust the Exercise Price as it shall determine in its discretion to be equitable to prevent a dilution or enlargement of rights hereunder.

(d) Notice of Adjustment

Upon any adjustment of the Exercise Price and change in the number of Shares or other securities purchasable hereunder, the Company shall give written notice thereof to Optionee, stating the new price and the increased or decreased number of Shares or other securities purchasable upon exercise of the Option and setting forth in reasonable detail the method of calculation and the pertinent facts upon which such calculation is based. All determinations with respect to such adjustments shall be made by the Board and shall be conclusive and binding.

6. Non-Transferability of Option. The Option may be exercised during the lifetime of Optionee only by Optionee or by the guardian or legal representative of the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. In the event of death of Optionee, the person or persons entitled to exercise the Option under Optionee’s will or under the laws of descent and distribution shall have the right to exercise any previously unexercised portion of the Option as of the date of Optionee’s death as provided in Section 7, provided that the Company has been supplied with documentation satisfactory to it with respect to the appointment of such person or persons as such. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

7. Exercise in the Event of Death, Disability, Retirement or Other Termination.

(a) Termination of Employment By Death. If the Optionee’s employment within the Group is terminated by reason of death, the Option will become immediately exercisable in full and may thereafter be exercised by the holder for a period of one year from the date of death or until the Expiration Date, whichever period is shorter. Any part of the Option not so exercised shall expire.

(b) Termination of Employment By Reason of Disability. If the Optionee’s employment within the Group is terminated by reason of permanent and total disability as determined by the Board (“Disability”), the Option will become immediately exercisable in full and may thereafter be exercised by the Optionee for a period of one year from the date of such termination or until the Expiration Date, whichever period is shorter; provided, however, that if the Optionee dies within such one-year period and prior to the Expiration Date, any unexercised portion of the Option shall, notwithstanding the expiration of such one-year period, continue to be exercisable for a period of 12 months from the date of death or until the Expiration Date, whichever period is shorter. Any part of the Option not so exercised shall expire.

(c) Termination of Employment By Reason of Retirement. If the Optionee’s employment within the Group is terminated by reason of retirement on or after the Optionee reaches age sixty five (65), the Option will become immediately exercisable in full and may thereafter be exercised by Optionee for a period of one year from the date of such retirement or

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until the Expiration Date, whichever period is shorter; provided, however, that if the Optionee dies within such one-year period and prior to the Expiration Date, any unexercised portion of the Option shall, notwithstanding the expiration of such one-year period, continue to be exercisable for a period of 12 months from the date of death or until the Expiration Date, whichever period is shorter. Any part of the Option not so exercised shall expire.

(d) Other Termination of Employment. Unless otherwise determined by the Board, if for any reason other than death, retirement after reaching age sixty five (65), or Disability, the Optionee’s employment within the Group is terminated, the Option shall thereupon terminate, except that the Option, to the extent exercisable immediately prior to a termination for any reason other than death, retirement after reaching age sixty five (65), or Disability, may be exercised for a period of sixty (60) days from the date of such termination or until the Expiration Date, whichever period is shorter. Notwithstanding the foregoing, if the Optionee’s employment is terminated at or after a Change of Control (as defined in Section 8), other than by reason of death, retirement on or after reaching age sixty five (65), or Disability, the Option shall be exercisable for the lesser of (1) sixty (60) days from the date of such termination, or (2) until the Expiration Date, whichever period is shorter. Any part of the Option not so exercised shall expire.

8. Change of Control. In the event of a Change of Control (as defined below), the Option shall become fully exercisable and vested. “Change of Control” means the occurrence of any of the following events:

(a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate, directly or indirectly, by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the “Voting Stock”) of the Company immediately prior to such transaction;

(b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate, directly or indirectly, by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 35% or more of the combined voting power of the then outstanding Voting Stock of the Company;

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(d) There is a report or notification filed with any regulatory body in the United Kingdom or issued pursuant to the AIM Rules or any other applicable laws or regulations, disclosing that any person has become the beneficial owner of securities representing 35% or more of the combined voting power of the then outstanding Voting Stock of the Company.

(e) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this paragraph (e) each director who is first elected, or first nominated for election, by the Company’s shareholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period; or

(f) The approval of the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of paragraphs (c) and (d) above, unless otherwise determined in a specific case by majority vote of the Board, a “Change of Control” shall not be deemed to have occurred for purposes of paragraph (c) and (d) solely because (i) the Company, (ii) a subsidiary of the Company, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein) under the Exchange Act or a report or notification is filed or issued with any regulatory body in the United Kingdom or pursuant to the AIM Rules or other applicable laws or regulations, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise.

9. Representations of Optionee. Optionee acknowledges that he has been informed that the Shares subject to the Option, if and when issued, will not be registered under the Securities Act of 1933, as amended (the “Act”). Optionee acknowledges that he has been informed that the Company is granting the Option in reliance upon exemptions contained in the Act and the General Rules and Regulations under the Act as promulgated and from time to time amended by the Securities and Exchange Commission on the grounds that the grant of the Option and the issuance and sale of the Shares subject to the Option when exercised are transactions not involving any public offering and that, consequently, such transactions are exempt from registration under the Act by virtue of the provisions of Section 4(2) thereof. Optionee acknowledges that reliance upon this exemption is predicated in part upon his representation that he has no intention of dividing his participation for any interest in the Option and the Shares subject to the Option with others or otherwise distributing all or any part thereof but that any Shares acquired by him upon exercise of the Option will be acquired for investment only. In addition, Optionee specifically authorizes the Company to place an appropriate legend on the Shares in the form set forth in Section 11 hereof.

10. Representation of the Company. The Company represents and warrants that the Shares issuable upon any exercise of the Option, when purchased and paid for as herein provided, will be validly issued, fully paid and non-assessable.

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11. Legend. The certificates representing the Shares issued upon any exercise of the Option granted hereby shall bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

12. No Employment Contract. Nothing in this Agreement shall confer upon the Optionee any right to become or to continue to be an employee of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee, if an employee, at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This Agreement is not an employment contract.

13. Income Tax Withholding. Optionee authorizes the Company or other Group company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state, local or foreign laws as a result of the exercise of the Option. The Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Shares purchased upon the exercise of the Option. If such election is made, the Shares so retained shall be credited against such withholding requirement based on the fair market value of a share of Common Stock on the Exercise Date. Furthermore, in the event of any determination that the Company or other Group company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of the Option, Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15. Option Subject to Terms of Plan. The granting of the Option is being made pursuant to the Plan and the Option shall be exercisable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to the Option. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its

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provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Board. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction, the terms of the Plan shall be deemed superior and apply. The Optionee acknowledges receipt of a copy of the Plan.

16. No Rights in Stock. The holder of the Option shall have no rights as a shareowner in respect of any shares of Common Stock of the Company unless and until a certificate or certificates representing such shares shall have been delivered to him.

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

AQUABOUNTY TECHNOLOGIES INC.

Name:
Title:

OPTIONEE

Name:

EXHIBIT A

TERMS OF OPTIONS

Date of Grant	Number of Shares	Exercise Price Per Share	Vesting Period	Expiration Date
$

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